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                                                                      Exhibit 21
                                                                      ----------

                    ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                        Subsidiaries of the Registrant



                                                           State or
                                                             Other
                                                          Jurisdiction
                                                               of
    Subsidiary                                            Incorporation
    ----------                                            -------------

Alberto-Culver (Australia) Pty. Ltd.                        Australia
Alberto-Culver Canada, Inc.                                 Canada
Alberto-Culver Company (U.K.), Limited                      United Kingdom
Alberto-Culver International, Inc.                          Delaware
Alberto-Culver de Mexico, S.A. de C.V.                      Mexico
Alberto-Culver (P.R.), Inc.                                 Delaware
Alberto-Culver USA, Inc.                                    Delaware
Beauty Systems Group, Inc.                                  Delaware
Beauty Systems Group (Canada), Inc.                         Canada
BDM Grange, Ltd.                                            New Zealand
Cederroth International AB                                  Sweden
CIFCO, Inc.                                                 Delaware
Indola Cosmetics, B.V.                                      The Netherlands
IHB SpA                                                     Italy
La Farmaco Argentina I. y C.S.A.                            Argentina
Pro-Line International, Inc.                                Delaware
Sally Beauty Company, Inc.                                  Delaware
Soraya, S.A.                                                Poland
St. Ives Laboratories, Inc.                                 Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.